Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS FIRST QUARTER EARNINGS

BLACKSBURG, VA, APRIL 27, 2017:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the first quarter of 2017. The Company reported net income of $3.65 million for the quarter ended March 31, 2017 compared to $3.78 million at March 31, 2016. Basic earnings per share were $0.52 for the three months ended March 31, 2017 compared to $0.54 for the same period in 2016. For the first quarter, the return on average assets was 1.21% and the return on average equity was 8.20% compared to 1.28% and 8.64%, respectively, for the first quarter of 2016. At March 31, 2017, the Company had total assets of $1.24 billion, an increase of 2.60% when compared to $1.21 billion at the end of the first quarter of 2016.

“The first quarter of 2017 saw improvements in several key areas, despite the low interest rate environment that continues to pressure earnings,” said National Bankshares Chairman, President & CEO James G. Rakes. “While net income was down compared to the same period in 2016, we were pleased to see steady growth in net loans, improved asset quality, and increased noninterest income. Moving forward in 2017 we remain focused on providing the highest level of personalized financial service for our customers while we pursue opportunities to grow the bank and increase profitability.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 26 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	March 31, 2017	March 31, 2016	December 31, 2016
Assets
Cash and due from banks	$13,654	$9,913	$13,974
Interest-bearing deposits	85,552	129,363	80,268
Federal funds sold	---	---	---
Securities available for sale, at fair value	304,376	270,094	304,282
Securities held to maturity	133,596	144,664	134,957
Restricted stock	1,200	1,170	1,170
Total securities	439,172	415,928	440,409
Mortgage loans held for sale	608	63	478
Loans:
Loans, net of unearned income and deferred fees	652,313	607,643	647,752
Less: allowance for loan losses	(8,261)	(8,107)	(8,300)
Loans, net	644,052	599,536	639,452
Premises and equipment, net	8,675	8,841	8,853
Accrued interest receivable	5,267	5,587	5,260
Other real estate owned	2,952	3,612	3,156
Intangible assets and goodwill	5,936	6,114	5,966
Bank-owned life insurance	23,141	22,548	22,998
Other assets	14,117	10,146	13,128
Total assets	$1,243,126	$1,211,651	$1,233,942

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$182,750	$170,206	$171,946
Interest-bearing demand deposits	601,421	570,065	605,226
Savings deposits	99,193	92,944	96,829
Time deposits	163,116	185,296	169,441
Total deposits	1,046,480	1,018,511	1,043,442
Other borrowed funds	---	---	---
Accrued interest payable	45	62	55
Other liabilities	13,614	13,841	12,182
Total liabilities	1,060,139	1,032,414	1,055,679

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at March 31, 2107, December 31, 2016 and March 31, 2016.	8,698	8,698	8,698
Retained earnings	181,873	175,132	178,224
Accumulated other comprehensive loss, net	(7,584)	(4,593)	(8,659)
Total stockholders' equity	182,987	179,237	178,263
Total liabilities and stockholders' equity	$1,243,126	$1,211,651	$1,233,942

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ending
($ in thousands, except for share and per share data)	March 31, 2017	March 31, 2016
Interest Income
Interest and fees on loans	$7,453	$7,334
Interest on federal funds	---	---
Interest on interest-bearing deposits	148	162
Interest on securities - taxable	1,402	1,677
Interest on securities - nontaxable	1,235	1,311
Total interest income	10,238	10,484
Interest Expense
Interest on time deposits	202	274
Interest on other deposits	826	794
Interest on borrowed funds	---	---
Total interest expense	1,028	1,068
Net interest income	9,210	9,416
Provision for loan losses	59	203
Net income after provision for loan losses	9,151	9,213
Noninterest Income
Service charges on deposit accounts	665	560
Other service charges and fees	69	72
Credit card fees	898	870
Trust Income	401	323
Bank-owned life insurance	143	147
Other income	328	345
Realized securities gain, net	---	24
Total noninterest income	2,504	2,341
Noninterest Expense
Salaries and employee benefits	3,543	3,568
Occupancy and furniture and fixtures	438	477
Data processing and ATM	565	411
FDIC assessment	95	141
Credit card processing	655	622
Intangibles and goodwill amortization	31	110
Net cost of other real estate owned	29	69
Franchise taxes	322	331
Other operating expenses	1,259	955
Total noninterest expense	6,937	6,684
Income before income tax expense	4,718	4,870
Income tax expense	1,069	1,091
Net Income	$3,649	$3,779
Basic net income per share	$0.52	$0.54
Fully diluted net income per share	$0.52	$0.54
Weighted average number of common shares outstanding
Basic	6,957,974	6,957,974
Diluted	6,957,974	6,957,974
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	$26.30	$25.76

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2017	March 31, 2016
Net Income	$3,649	$3,779

Other Comprehensive Income, Net of Tax
Unrealized holding gain on available for sale securities net of tax of $580 and $1,802 for the periods ended March 31, 2017 and 2016, respectively	1,075	3,348
Reclassification adjustment for gain included in net income, net of tax of ($2) for the period ended March 31, 2016	---	(4)
Other comprehensive income, net of tax of $580 and $1,800 for the periods ended March 31, 2017 and 2016, respectively	$1,075	$3,344
Total Comprehensive Income	$4,724	$7,123

Key Ratios and Other Data

(Unaudited)

	Three Months Ended
$ in thousands	March 31, 2017	March 31, 2016
Average Balances
Cash and due from banks	$11,111	$11,309
Interest-bearing deposits	72,322	125,849
Securities available for sale	304,605	245,153
Securities held to maturity	134,477	149,202
Restricted stock	1,172	1,133
Mortgage loans held for sale	214	427
Gross Loans	650,464	610,979
Loans, net	641,406	601,557
Intangible assets	5,951	6,170
Total assets	1,224,870	1,188,462
Total deposits	1,032,012	1,003,136
Other borrowings	---	---
Stockholders' equity	180,512	175,991
Interest-earning assets	1,167,053	1,132,925
Interest-bearing liabilities	860,928	838,943

Financial Ratios
Return on average assets	1.21%	1.28%
Return on average equity	8.20%	8.64%
Net interest margin	3.49%	3.66%
Net interest income-fully taxable equivalent	$10,048	$10,307
Efficiency ratio	55.27%	52.85%
Average equity to average assets	14.74%	14.81%

Allowance for Loan Losses
Beginning balance	$8,300	$8,297
Provision for losses	59	203
Charge-offs	(143)	(453)
Recoveries	45	60
Ending balance	$8,261	$8,107

Asset Quality Data

(Unaudited)

$ in thousands	March 31, 2017	March 31, 2016
Nonperforming Assets
Nonaccrual loans	$1,040	$1,901
Nonaccrual restructured loans	4,640	4,504
Total nonperforming loans	5,680	6,405
Other real estate owned	$2,952	$3,612
Total nonperforming assets	$8,632	$10,017
Accruing restructured loans	3,747	7,724
Loans 90 days or more past due	$63	$328

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.32%	1.64%
Allowance for loans losses to total loans	1.27%	1.33%
Allowance for loan losses to nonperforming loans	145.44%	126.57%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.01%	0.05%